Exhibit 4.1

Execution Version

GRIFFON CORPORATION

4.00% CONVERTIBLE SUBORDINATED NOTES DUE 2017

INDENTURE

DATED AS OF DECEMBER 21, 2009

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

AS TRUSTEE

i

Form of Note	A-1
Form of Transfer Certificate	B-1
Restricted Stock Legend	C-1

INDENTURE dated as of December 21, 2009 between GRIFFON CORPORATION, a Delaware corporation (“Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.00% Convertible Subordinated Notes due 2017:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent” means the Company or such other Person as may be appointed, from time to time, by the Company to solicit market bid quotations for the Notes in accordance with Section 10.01(a).

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any weekday that is not a day on which banking institutions in the City of New York are authorized or obligated to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Notes” means Notes that are in registered definitive form.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the shares of the common stock of the Company, par value $0.25 per share, existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Rate” means the rate set forth as such in Paragraph 6 of the form of Note attached hereto as Exhibit A, subject to adjustment as set forth herein.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 59 Maiden Lane, New York, New York 10038, Attention:  Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Cash Amount” means, for any Trading Day during an Observation Period, 2.5% of the Cash Amount.

“Daily Conversion Value” means, for any Trading Day during an Observation Period, 2.5% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for any Trading Day during any Observation Period, the volume-weighted average price per share of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GFF.N <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value of one share of the Common Stock on such Trading Day, determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.  On and after the occurrence of a Merger Event, the Daily VWAP for a Unit of Reference Property means, for any Trading Day during any Observation Period, the fair market value of a Unit of Reference Property as determined, using a volume-weighted average method, if possible, by the Board of Directors in a commercially reasonable manner.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, in the regular way, without the right to receive the issuance, dividend or distribution in question.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Notes (including the last date of original issuance of additional Notes pursuant to the exercise of the initial purchasers’ overallotment option).

“Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes, that such Notes or such shares of Common Stock, as applicable, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a restricted security legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary.

“Fundamental Change” means an event that shall be deemed to have occurred at such time after the Notes are originally issued that any of the following events occurs:

(1)           any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of its subsidiaries;

(2)           the Company merges or consolidates with or into any other person (other than a subsidiary), any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person, other than in any transaction:

(a)           involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Stock (other than a conveyance, sale, transfer or lease of all or substantially all of the Company’s assets); or

(b)           pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, with such holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the shares of Common Stock that they held immediately before such transaction; or

(c)           which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity;

(3)           the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution; or

(4)           a Termination of Trading.

However, a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (1) and/or clause (2) above consists of shares of common stock traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Notes become convertible into such consideration.

For purposes of this definition:

(i)         whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act;

(ii)        “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act; and

(iii)       a “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Notes are then convertible) is neither listed nor approved for trading on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” means December 21, 2009.

“Last Reported Sale Price” of the Common Stock means, for any day, the closing sale price per share (or if no closing sale price per share is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on such day as reported on the NYSE or, if, on such day, the Common Stock is not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the shares of the Common Stock are then traded or, if, on such day, the Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded. If the Common Stock is not so traded, the “Last Reported Sale Price” of the Common Stock on such day shall be the average of the midpoint of the last bid price and the last ask price per share of the Common Stock on such day, as such midpoints are determined by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the initial purchasers.  On and after the occurrence of a Merger Event, the Last Reported Sale Price for a Unit of Reference Property means, for any day, the value of a Unit of Reference Property on such day as determined by by the Board of Directors in a commercially reasonable manner.

“Market Disruption Event” means, for any Scheduled Trading Day, the occurrence or existence on such Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.

“Maturity Date,” means January 15, 2017.

“Notes” means any of the Company’s 4.00% Convertible Subordinated Notes due 2017, as amended or supplemented from time to time, issued under this Indenture.

“NYSE” means the New York Stock Exchange.

“Observation Period” means, for any Note to which a Cash Settlement or a Combination Settlement applies, (i) if the Conversion Date for such Note occurs on or after the Close of Business on the 45th Scheduled Trading Day immediately preceding the Maturity Date, the 40 consecutive Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date; and (ii) in all other cases, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the Conversion Date for such Note.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior

Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate (i) containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee; and (ii) given pursuant to Section 4.03, signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 13.04 and 13.05.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel.  The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Offering Circular” means the final offering circular for the offering and sale of the Notes dated December 16, 2009.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit C.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means any Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Method” means any of a Cash Settlement, a Physical Settlement or a Combination Settlement.

“Share Price” means, with respect to the Common Stock, in connection with a Fundamental Change, (i) in the case of a Fundamental Change described in clause (2) of the definition of Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash paid per share of the Common Stock in such Fundamental Change, and (ii)

otherwise, the average of the Last Reported Sales Price of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Fundamental Change Effective Date for such Fundamental Change.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness of the Company or its Subsidiaries, the date on which the payment of interest or principal was required to be made under the documentation governing such or any earlier date on which any holder of such indebtedness shall have the right, pursuant to the terms of the documentation governing such indebtedness and irrespective of whether or not any default shall have occurred thereunder, to require the repayment, redemption or repurchase of any such interest or principal prior to the date thereunder on which the payment thereof otherwise shall have been required to be made.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a Scheduled Trading Day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NYSE, or if the Common Stock is not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the Common Stock is then traded or, if the Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

“Trading Price” of the Notes, for any date of determination, means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such date of determination, from three independent nationally recognized securities dealers selected by the Company; provided, however, that, if three bids cannot reasonably be obtained by the Bid Solicitation Agent, but the Bid Solicitation Agent obtains two bids, then the average of the two bids shall be used, and if the Bid Solicitation Agent can reasonably obtain only one bid, then that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer on a date of determination, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the Trading Price Product for such date of determination.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.  The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02           Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Interest”	4.02(b)
“Additional Shares”	10.07(a)
“Agent Members”	2.12(e)
“Cash Amount”	10.03(a)
“Cash Settlement”	10.03(a)
“Combination Settlement”	10.03(a)
“Company’s Filing Obligations”	6.01(c)
“Conversion Agent”	2.03
“Conversion Date”	10.02(a)
“Conversion Obligation”	10.03(a)
“Daily Settlement Amount”	10.03(e)
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“Designated Senior Debt”	12.07(a)
“DTC”	2.01(a)
“Event of Default”	6.01(a)
“Expiration Date”	10.05(e)
“Expiration Time”	10.05(e)

Term Section:	Defined in:
“Extension Fee”	6.01(c)
“Fundamental Change Effective Date”	10.07(a)
“Fundamental Change Notice”	3.03(a)
“Fundamental Change Notice Date”	3.03(a)
“Fundamental Change Repurchase Date”	3.03(b)
“Fundamental Change Repurchase Notice”	3.04(a)
“Fundamental Change Repurchase Price”	3.02(a)
“Global Securities Legend”	Exhibit A
“Interest Payment Date”	11.01
“Measurement Period”	10.01(a)
“Merger Event”	10.06(a)
“Paying Agent”	2.03
“Payment Blockage Notice”	12.03(a)
“Physical Settlement”	10.03(a)
“QIB”	2.01(a)
“Record Date”	11.01
“Register”	2.03
“Registrar”	2.03
“Restricted Notes”	2.06(f)
“Reference Property”	10.06(a)
“Rule 144A Information”	4.06
“Special Record Date”	11.02(a)
“Spin-off”	10.05(c)
“Start Date”	4.02(b)
“Surrendered Notes”	Exhibit B
“Temporary Notes”	2.09
“Trading Price Product”	10.01(a)
“Transfer”	2.06(f)
“Unit of Reference Property”	10.06(a)
“Valuation Period”	10.05(c)
“Weighted Average Consideration”	10.06(a)

Section 1.03           Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04           Rules of Construction.

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           “including” means including, without limitation;

(5)           words in the singular include the plural, and words in the plural include the singular;

(6)           all references to $, dollars, cash payments or money refer to United States currency; and

(7)           unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest, if any, payable in accordance with the terms of Section 4.02 hereof.

Section 1.05           Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(a)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b)           The ownership of Notes shall be proved by the register for the Notes.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
THE NOTES

Section 2.01           Form and Dating.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Note shall be dated the date of its authentication.  Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects.  Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a)           Initial Notes.  The Notes offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of up to two Global Notes that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b)           Global Notes in General.  Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

(c)           Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.  Payment of the principal, accrued and unpaid interest (including any Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on the Global Note shall be made to the Holder of such Note on the date of payment, unless a Record Date or other means of determining Holders eligible to receive payment is provided for herein.

(d)           Book-Entry Provisions.  This Section 2.01(d) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver Global Notes that (a) shall be registered in the name of the nominee of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear legends substantially similar to those required by Section 2.01(e).

(e)           Legends.

(i)      Each Global Note shall bear the Global Notes Legend set forth in Exhibit A.

(ii)     Each Restricted Note shall bear the Restricted Notes Legend set forth in Exhibit A.  Each Note that bears or is required to bear the Restricted Notes Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii)    Every stock certificate representing the shares of Common Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the Restricted Stock Legend set forth in Exhibit C unless removed in accordance with the provisions of Section 2.06(i).

Section 2.02           Execution and Authentication  The Notes shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The Trustee shall not authenticate more than $115,000,000 aggregate principal amount of Notes.

The Trustee may appoint authenticating agents.  The Trustee may at any time after the execution of this Indenture appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03           Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”).  The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  Any such agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the office of American Stock Transfer & Trust Company, LLC at 59 Maiden Lane, New York, New York  10038, to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04           Paying Agent to Hold Money and Notes in Trust.  Except as otherwise provided herein, on or prior to each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due.  The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent) all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying Agent) of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and shares of Common Stock disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05           Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after the Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06           Transfer and Exchange.

(a)         Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to Registrar.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes in respect of which a Fundamental Change Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion of such Notes not to be repurchased).

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e)           No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in Paragraph 7 of the form of Note attached as Exhibit A hereto or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)            Transfer Restrictions.

(i)       Every Note that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(e) (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.06(f), Section 2.06(g) and Sections 2.12(b) and (c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note.  Except as otherwise provided in this Indenture with respect to any Restricted Notes (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Notes Legend, if a request is made to remove the legend on any Restricted Note, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Notes are not “restricted” within the meaning of Rule 144.  In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.  If the Restricted Securities Legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the Restricted Securities Legend shall be reinstated.

(ii)      Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes (including the last date of original issuance of additional Notes pursuant to the exercise of the initial purchasers’ overallotment option) and (y) the date that is three months after the Holder ceases to be an Affiliate of the Company, any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless such Notes have been transferred (A) to the Company, (B) under a registration statement that has been declared effective under the Securities Act, (C) to a Person the seller reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, or (D) under any other available exemption from the registration requirements of the Securities Act.

(iii)     No transfer of any Note prior to the Free Trade Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(g)           Legends on the Common Stock.

(i)       Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes (including the last date of original issuance of additional Notes pursuant to the exercise of the initial purchasers’ overallotment option) and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Company, any stock certificate representing shares of the Common Stock issued upon conversion of such Notes shall bear the Restricted Stock Legend unless the Notes or such Common Stock, as applicable, has been transferred (a) to the Company; (b) under a registration statement that has been declared effective under the Securities Act; (c) to a Person the Holder reasonably believes is a QIB that is purchasing for its own account or for the account of another QIB pursuant to a valid private placement exemption under the Securities Act and to whom notice is given that the transfer is being made in reliance on such an exemption; or (d) under any other available exemption from the registration requirements of the Securities Act.

(ii)      Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock which shall not bear the Restricted Stock Legend.

(h)           The Company shall not permit any Note or share of Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).  If the legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i)            So long as and to the extent that the Notes are represented by one or more Global Notes held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Notes represented by such Global Notes at any time on or after the Free Trade Date by:

(i)       providing written notice to the Trustee that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Notes;

(ii)      providing written notice to Holders of the Notes that the Restricted Securities Legend has been removed or deemed removed;

(iii)     providing written notice to the Trustee and the Depositary to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and

(iv)    complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Notes without further action on the part of Holders.

(j)            On and after the Free Trade Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any shares of Common Stock issued upon conversion of the Notes that bears the Restricted Stock Legend; (ii) notify the holders of any shares of Common Stock issued upon conversion of the Notes (to the extent any shares of Common Stock have been issued upon conversion of the Notes) that such Restricted Stock Legend has been removed; (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for the shares of Common Stock issued upon conversion of the Notes to the applicable unrestricted CUSIP number; and (iv) comply with any Applicable Procedures for delegending any shares of Common Stock issued upon conversion of a Note including the Restricted Stock Legend.

Section 2.07           Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08           Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding.  Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Repurchase Date or on the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Fundamental Change Repurchase Date or Maturity Date, as the case may be, such Notes shall cease to be outstanding and interest (including Additional Interest), if any, on such Notes shall cease to accrue and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest (including Additional Interest), if any, shall cease to accrue on such Note.

Section 2.09           Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (“Temporary Notes”).  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for Temporary Notes.

Section 2.10           Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion payment or cancellation and shall dispose of such cancelled Notes in its customary manner.  The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11           Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including any Additional Interest), and any Extension Fee or payment of the Fundamental Change Repurchase Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12           Transfer of Notes.  Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i); (B) transfers of a beneficial interest in a Global Note for a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Note shall comply with Section 2.06 and Section 2.12(a)(iii) and (iv) below.  Any such transfer shall comply with the Applicable Procedures to the extent so required.

(i)       Transfer of Global Note.  A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note.  No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person.  Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii)      Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note.  A beneficial interest in a Global Note may not be exchanged for a Certificated Note except:

(A)          Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

(1)           DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice; or

(2)           the Company, at any time, in its sole discretion, executes and delivers to the Trustee and the Registrar an Officers’ Certificate stating that the entire Global Note shall be so exchangeable.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Subsection (ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(B)           The owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

1)             the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Note;

2)             the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

3)             the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii)          Transfer and Exchange of Certificated Notes.  When Certificated Notes are presented to the Registrar with a request:  (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(1)           shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)           so long as such Notes are “restricted securities” (as defined under Rule 144), such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Certificated Notes are being transferred to the Company, a certification to that effect; or

(C)           if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to it or other evidence in form and substance reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend thereon.

(iv)    Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.  A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A)          so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit B, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

(B)           written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled.  If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(b)           Subject to the succeeding Section 2.12(c), every Note shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required.  Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in

Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c)           The restrictions imposed by Sections 2.06(f) upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144 by a Person other than an Affiliate or a former Affiliate.  Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(e).  The Company shall inform the Trustee upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Notes or any shares of Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)           The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i)       Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Notes.  Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii)      Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)     Subject to the provisions of Section 2.12(e), the Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv)     In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(e)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever.  The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.13           CUSIP and ISIN Numbers.

(a)           The Company, in issuing the Notes, will use restricted CUSIP and ISIN numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i).  At such time as the legend is removed from such Notes pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed.  The Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

(b)           Except as otherwise provided in this Section 2.13(b), the Company, upon issuing shares of Common Stock upon conversion of Notes, will use a restricted CUSIP number for shares of each series of Common Stock.  Until such time as the Restricted Stock Legend is removed pursuant to Section 2.06(i) from shares of such series of Common Stock, the restricted CUSIP for such series of Common Stock will be the CUSIP number for shares of such series of the Common Stock.  At such time as the Restrictive Stock Legend is removed from shares of a series of the Common Stock pursuant to Section 2.06(i) or otherwise, an unrestricted CUSIP number for such series of the Common Stock will be deemed to be the CUSIP number for shares of such series of the Common Stock therefor, but only with respect to the shares where so removed.

ARTICLE 3
REDEMPTION AND REPURCHASES

Section 3.01           No Company Right to Redeem.  The Company shall have no right to redeem the Notes before the Maturity Date.

Section 3.02           Repurchase of Notes at Option of the Holder Upon a Fundamental Change.

(a)           If a Fundamental Change occurs, each Holder shall have the right, at its option, to require the Company to repurchase in cash, on the Fundamental Change Repurchase Date, all of its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple thereof, at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to (but excluding) the Fundamental Change Repurchase Date; provided, however, that if the Fundamental Change Repurchase Date occurs after a record date for the payment of interest, but on or prior to the corresponding interest payment date, the Company will pay the full amount of accrued and unpaid interest payable on such interest payment date to the Holder of the applicable Note on such record date and the Fundamental Change Repurchase Price shall be reduced by such amount.

Section 3.03           Fundamental Change Notice.

(a)           At least 45 Scheduled Trading Days immediately prior to the anticipated effective date of a Fundamental Change, the Company shall deliver written notice of such Fundamental Change (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law); provided, however, that if the Company does not have knowledge of such transaction on such date, the Company shall mail such Fundamental Change Notice to the Trustee and the Holders as promptly as practicable upon obtaining knowledge of such Fundamental Change and in no event later than three Business days immediately following the Fundamental Change Effective Date.  The Company shall also publish a copy of the notice on its website or through another public medium that the Board of Directors reasonably believes will be viewed by Holders.

(b)           The Fundamental Change Notice shall state:

(i)          briefly, the nature of the Fundamental Change and the Fundamental Change Effective Date;

(ii)         the date on which the Company will repurchase Notes tendered by Holders exercising their repurchase right (the “Fundamental Change Repurchase Date”), such date to be set by the Company no fewer than 20 Business Days and no more than 35 Business Days after the Fundamental Change Effective Date;

(iii)        the Fundamental Change Repurchase Price;

(iv)        that the Fundamental Change Repurchase Price for any Notes as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Notes;

(v)         that payment may be collected only if the Notes to be repurchased are surrendered to the Paying Agent;

(vi)        the name and address of the Paying Agent and the Conversion Agent;

(vii)       briefly, the procedures the Holder must follow to exercise its rights under this Section 3.03;

(viii)      briefly, the conversion rights of the Notes, including the satisfaction of the condition to conversion described in Section 10.01(a);

(ix)         the Conversion Rate in effect on the Fundamental Change Notice Date;

(x)          any adjustments that will be made to the Conversion Rate as a result of the Fundamental Change, including, without limitation, any Additional Shares by which the Conversion Rate will be increased pursuant to Section 10.07;

(xi)         that any Notes with respect to which a Fundamental Change Repurchase Notice has been given may be converted only if such Fundamental Change Repurchase Notice is validly withdrawn in accordance with the terms of this Indenture;

(xii)        the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiii)       that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on the Notes surrendered for repurchase by the Company, interest on Notes for which a Fundamental Change Repurchase Notice has been validly given will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xiv)      the CUSIP and ISIN number(s) of the Notes.

In addition, the Company shall include with such Fundamental Change Notice a form of Fundamental Change Repurchase Notice to be completed by the Holder and the notice.

Section 3.04           Fundamental Change Repurchase Notice.

(a)           To exercise its repurchase rights under Section 3.02(a), a Holder must deliver to the Trustee, by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice  (a “Fundamental Change Repurchase Notice”) of its exercise of such repurchase rights and (ii) any of its Notes to be repurchased on such Fundamental Change Repurchase Date.  The Fundamental Change Repurchase Notice must state:

(A)          the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof;

(B)           that such Notes shall be repurchased pursuant to the terms and conditions specified in this Indenture; and

(C)           if Certificated Notes have been issued, the certificate numbers of the Notes which the Holder will deliver to be repurchased.

If the Notes to be repurchased are in book-entry form, the Holder must deliver the Notes to be repurchased in accordance with the Applicable Procedures.

(b)           Unless and until the Trustee receives a validly endorsed and delivered Fundamental Change Repurchase Notice, together with any Notes to which such Fundamental Change Repurchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Repurchase Notice in all material aspects, the Holder submitting the Notes shall not be entitled to receive the Fundamental Change Repurchase Price for such Notes.

Section 3.05           Effect of Fundamental Change Repurchase Notice.

(a)           Upon the Trustee’s receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains shall be entitled, unless such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.05(b) below, to receive the Fundamental Change Repurchase Price with respect to such Notes promptly following the later of (i) the Fundamental Change Repurchase Date and (ii) the date of delivery of such Notes to the Trustee.  Upon the Trustee’s receipt of a valid Fundamental Change Repurchase Notice, the Holder of the Notes to which such  Fundamental Change Repurchase Notice pertains will no longer have the right to convert such Notes unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.05(b) below.

(b)           After delivering a Fundamental Change Repurchase Notice to the Trustee, a Holder may withdraw such Fundamental Change Repurchase Notice by delivering to the Trustee a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date.  Such notice of withdrawal must specify:

(i)       the principal amount of any Notes with respect to which the notice of withdrawal pertains, which must equal $1,000 or an integral multiple thereof;

(ii)      if Certificated Notes have been issued, the certificate numbers of the Notes to be with respect of which such notice of withdrawal pertains; and

(iii)     the principal amount, if any, that remains subject to the original Fundamental Change Repurchase Notice, which amount must equal $1,000 or an integral multiple thereof.

If the Notes are held in book entry form, the notice of withdrawal must also comply with the Applicable Procedures.

Section 3.06           Deposit of Fundamental Change Repurchase Price.  Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

Section 3.07           Notes Repurchased in Part.  Any Certificated Note that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the repurchased portion of the Note surrendered.

Section 3.08           Covenant to Comply with Notes Laws Upon Repurchase of Notes.  When repurchasing Notes under Section 3.02, the Company will, to the extent applicable, (i) comply with Rule 13e-4 (or any successor provision) and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable federal and state Notes laws so as to permit Holders to exercise their rights and obligations under Section 3.02 in the time and in the manner specified in Section 3.02.

Section 3.09           Repayment to the Company.  The Trustee and the Paying Agent shall return to the Company any cash held by them for the payment of the Fundamental Change Repurchase Price that remains unclaimed as provided in Paragraph 12 of the form of Note attached as Exhibit A hereto; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date, the Trustee shall return any such excess to the Company.

ARTICLE 4
COVENANTS

Section 4.01           Payment of Notes.

(a)           The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture.  Any amounts of cash and/or shares of Common Stock to be given to the Trustee, the Transfer Agent or the Conversion Agent shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 10:00 a.m.,  New York City time, on the required date.  The Company may, at its option, make payments in respect of the Notes by check mailed to a Holder’s registered address (or, if requested by a Holder of more than $1,000,000 principal amount of the Notes, by wire transfer to the account designated in writing by such Holder) or, with respect to Global Notes, by wire transfer.  The Company shall make any required interest (including any Additional Interest) payments to the Person in whose name each Note is registered at the Close of Business on the Record Date for such interest payment.  The principal, accrued and unpaid interest (including Additional Interest), if any, any Extension Fee or payment of the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02           SEC and Other Reports.

(a)           For so long as the Notes are outstanding, the Company shall file with the SEC the Company’s annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and will file such annual and quarterly reports, information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) with the Trustee, and make such information available through the mail or on the Company’s website, within 15 days of the date on which it would be required to file the same with the SEC.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee and the Holders with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such annual and quarterly reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

(b)           If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Notes (including the last date of original issuance of additional Notes pursuant to the exercise of the initial purchasers’ overallotment option) (such date, the “Start Date”) and ending on the Free Trade Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), the Company shall pay interest (the “Additional Interest”) at an annual rate equal to 0.50% of the aggregate principal amount of the Notes, accruing from the due date of the first missed filing that gives rise to such obligation and continuing to the earlier of (i) the Free Trade Date and (ii) the date all such filings have been made.

(c)           In addition, if the Company fails to cause the Notes or the shares of the Common Stock issuable upon conversion of the Notes that are held by Holders that have not been Affiliates of the Company during the immediately preceding three months to become Freely Tradable on the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay Additional Interest on the Notes at an annual rate equal to 0.50% of the aggregate principal amount of the Notes from, and including the Free Trade Date and until the date on which the Notes and the shares of Common Stock issuable upon conversion of the Notes become Freely Tradable.

(d)           Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date.  If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Holders of record on such latter Record Date.

In the event that the Company is required to pay Additional Interest or Extension Fees to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Extension Fee no later than three Business Days prior to the date on which any such Additional Interest or Extension Fee is scheduled to be paid.  Such notice shall set forth the amount of Additional Interest or Extension Fee to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Extension Fee is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Extension Fee owed, or with respect to the method employed in such calculation of the Additional Interest or Extension Fee.

Section 4.03           Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending September 30, 2010) of the Company an Officers’ Certificate (which Officers’ Certificate shall not be required to include such statements included in Section 13.05), stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04           Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05           Maintenance of Office or Agency.  The Company will maintain in New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The office of American Stock Transfer & Trust Company, LLC, at 59 Maiden Lane, New York, New York 10038 (Attention:  Corporate Trust Department), shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes.

Section 4.06           Delivery of Certain Information.  At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Notes or holder or beneficial owner of shares of Common Stock issued upon conversion of Notes, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Notes or holder or beneficial owner of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such Note designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such Note.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.  Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.07           Par Value Limitation.  The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.05, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

ARTICLE 5
SUCCESSOR CORPORATION

Section 5.01           When Company May Merge or Transfer Assets.

(a)           The Company shall not consolidate with or merge into any other Person or sell, convey, lease or transfer all or substantially all of its assets to any other Person in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(i)       either (a) the Company is the surviving Person or (b) if the Company is not the surviving Person, then either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the Company’s assets are so transferred shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; provided, however, that the surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(ii)      immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

(iii)     before giving effect to such transaction, the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

(b)           The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.  Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

(a)           Each of the following events shall be an “Event of Default”:

(i)       the Company fails to pay any interest (including any Additional Interest) or Extension Fee on the Notes when it becomes due and payable, and such default continues for a period of 30 days;

(ii)      the Company fails to pay all or any part of the principal and any accrued and unpaid interest on the Notes when it becomes due and payable at the Maturity Date, upon acceleration,  upon a Fundamental Change Repurchase Date or otherwise (including the failure to make an offer to repurchase the Notes upon the occurrence of a Fundamental Change in accordance with Section 3.03 or to pay the Fundamental Change Repurchase Price in accordance with Section 3.02);

(iii)     the Company fails to provide a Fundamental Change Notice as required by Section 3.03, a notice as required by Section 10.01(a)(iii) or a notice as required by Section 10.06(c);

(iv)     the Company defaults in its obligations under Article 10 to deliver the shares of Common Stock, cash or a combination of cash and shares of Common Stock (including an amount of cash in lieu of fractional shares of Common Stock) as required to be delivered upon the conversion of any Notes under Article 10;

(v)      the Company defaults in its observance or performance of any covenant or agreement in respect of the Notes contained in the Notes or in this Indenture for a period of 30 days after it receives written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding specifying such default and demanding that such default be remedied;

(vi)     the Company or any of its Significant Subsidiaries defaults under any instrument or instruments evidencing indebtedness (other than the Notes) having an aggregate outstanding principal amount of $25,000,000 (or its equivalent in any other currency or currencies) or more that results in the acceleration of the maturity of such indebtedness unless such acceleration has been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Significant Subsidiary;

(vii)    one or more judgments in an aggregate amount in excess of $25,000,000 million shall have been rendered against the Company or any of its Significant Subsidiaries and remains or remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(viii)   the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)          makes a general assignment for the benefit of its creditors; or

(E)           takes any comparable action under any foreign laws relating to insolvency; or

(ix)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(B)           appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its or any of its Significant Subsidiaries’ property;

(C)           orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(D)          grants any similar relief under any foreign laws;

and, in each such case, the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, a Default under clause (v) of this Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

(b)           Within the 30 days immediately following the occurrence of an Event of Default or any Default, the Company shall deliver to the Trustee written notice thereof in the form of an Officers’ Certificate describing such Event of Default or Default and its status and explaining what action the Company is taking or proposes to take with respect thereto.

(c)           Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(a)(v) relating to the failure by the Company to comply with Section 4.02 (the “Company’s Filing Obligations”) and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee (the “Extension Fee”) on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes.  The Extension Fee will be in addition to any Additional Interest required under Section 4.02 and will be payable in the same manner as Additional Interest.  This Extension Fee will accrue on the Notes from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations or relating to the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 120th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04).  On such 120th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 120th day), such Extension Fee will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 120th day, then the Trustee or the Holders of not less than 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately.  This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.  If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 6.01(a)(v) relating to the failure by the Company to comply with the Company’s Filing Obligations or relating to any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 13.02, the Holders and the Trustee of such election at any time on or before the Close of Business on the day prior to the date any such Event of Default first occurs.  If the Extension Fee is payable under this Section 6.01(c), the Company shall deliver to the Trustee a certificate to that effect stating the date on which such Extension Fee is payable.  Unless and until a Trust Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Extension Fee is payable.  If the Extension Fee has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.02           Acceleration.  If an Event of Default (other than an Event of Default specified in Sections 6.01(a)(viii) or Section 6.01(a)(ix) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest), if any, on all the Notes to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.  If an Event of Default specified in Sections 6.01(viii) or 6.01(ix) with respect to the Company occurs and is continuing, the principal amount of Notes outstanding plus accrued and unpaid interest on all the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission is before any judgment or decree has been obtained and if all existing Events of Default have been cured other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest), if any, that has become due solely as a result of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03           Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04           Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding by written notice to the Trustee and without notice to any other Holder may waive an existing or past default and its consequences except (a) an Event of Default described in Sections 6.01(a)(i) or 6.01(a)(ii) (other than any nonpayment of principal of the Notes that has become due solely by reason of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture), (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder or (c) an Event of Default described in Section 6.01(a)(iv).  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05           Control by Majority.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

Section 6.06           Limitation on Suits.  A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(a)           such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request;

(c)           such Holder shall have offered indemnity reasonably satisfactory to the Trustee to pursue such proceeding as trustee; and

(d)           the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer of indemnity and, during such 60-day period, has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding at the time a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07           Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on or after the respective due dates expressed in such Holder’s Notes, and to convert the Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.06.

Section 6.08           Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a)(i) or 6.01(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest) to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09           Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10           Priorities.  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD:  the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11           Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

Section 6.12           Waiver of Stay, Extension or Usury Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE

Section 7.01           Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)       the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether they conform to the requirements set forth in this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of Section 7.01;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e)           The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f)            Money or shares of Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(i)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.02           Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.02), it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its own selection, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents and Conversion Agent.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03           Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, if this Indenture has been qualified under the TIA, apply to the SEC to continue as trustee, or resign.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04           Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05           Notice of Defaults.  If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee; provided, however, that except in the case of a Default described in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(iv), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06           Reports by Trustee to Holders.  Within 60 days of each December 31, commencing on December 31, 2009, and for so long as any Notes remain outstanding, the Trustee shall mail to each Holder a brief report dated as of December 31 of such year that complies with TIA Section 313(a), if and to the extent required by such subsection.  The Trustee shall also comply with TIA Section 313(b).  The Trustee will also transmit by mail all reports as required by TIA 313(c).

A copy of each report at the time of its mailing to Holders shall be mailed by the Trustee to the Company and filed with the SEC and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07           Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the

Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.  The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(b)           To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price on particular Notes.

(c)           The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  In the event that the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(viii) or Section 6.01(ix) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08           Replacement of Trustee.  The Trustee may resign at any time by notifying the Company in writing at least 30 days prior to the proposed resignation.  The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by notifying the Trustee in writing.  The Company may remove the Trustee if:

(i)      the Trustee fails to comply with Section 7.10;

(ii)     the Trustee is adjudged bankrupt or insolvent;

(iii)    a receiver or other public officer takes charge of the Trustee or its property; or

(iv)    the Trustee otherwise becomes incapable of acting.

(b)           If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b)           In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10           Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11           Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12           Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8
DISCHARGE OF INDENTURE

Section 8.01           Discharge of Liability on Notes.  When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to the outstanding Notes, then this Indenture shall, subject to Section 7.07, cease to be of further effect with respect to the Notes or any Holders.  The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02           Repayment to the Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Notes that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money will cease.

ARTICLE 9
AMENDMENTS

Section 9.01           Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder or any other Person so long as such changes, other than those in clause (b), do not materially and adversely affect the interests of the Holders:

(a)           to cure any ambiguity, omission, defect or inconsistency;

(b)           to comply with Article 5;

(c)           to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(d)           to provide any security for or guarantee of the Notes;

(e)           to comply with any requirement of, or to effect or maintain the qualification of this Indenture under, the TIA;

(f)            to provide for the acceptance of appointment of a successor Trustee;

(g)           to add to the Company’s covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company by this Indenture;

(h)           to add Events of Default with respect to the Notes;

(i)            to add circumstances under which the Company will pay additional interest on the Notes;

(j)            to make any change that does not adversely affect any outstanding Notes in any material respect; and

(k)           to conform the Notes and this Indenture with the descriptions set forth in the “Description of Notes” section of the Offering Circular.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02           With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment to this Indenture or the Notes may not:

(a)           reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)           reduce the interest rate referred to in Paragraph 1 of the Notes or reduce the rate of Additional Interest or change the time for payment of the interest referred to in Paragraph 1 of the Notes or the Additional Interest;

(c)           reduce the amount of the Extension Fee or change the time for payment of the Extension Fee;

(d)           reduce the principal amount of or change the Maturity Date of any Notes;

(e)           reduce the Fundamental Change Repurchase Price for any Note or change the time at which Holders have the option to require the Company to repurchase their Notes;

(f)            make any payments on the Notes payable in any currency other than as stated in the Note;

(g)           impair a Holder’s right to institute suit for the enforcement of any payment on the Notes;

(h)           make any change in the percentage of principal amount of outstanding Notes necessary to waive compliance with the provisions of Section 6.04 or this Section 9.02;

(i)            waive a continuing default or Event of Default regarding any payment on the Notes (other than any nonpayment of principal of the Notes which has become due solely by reason of a declaration of acceleration, to the extent that such declaration of acceleration is duly rescinded in accordance with this Indenture); or

(j)            make any change that adversely affects a Holder’s rights under Article 3 hereof, under Article 10 hereof or under Paragraphs 5 or 6 of Exhibit A hereto.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03           Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04           Revocation and Effect of Consents, Waivers and Actions.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05           Notation on or Exchange of Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.06           Trustee to Sign Supplemental Indentures.  Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture, the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07           Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
CONVERSIONS

Section 10.01         Conversion Privilege and Consideration.

(a)           Subject to and upon compliance with the provisions of this Indenture, a Holder shall have the right, at such Holder’s option, to convert its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple thereof, at the Conversion Rate in effect on the Conversion Date for such Notes or portion of Notes, (x) at any time prior to the Close of Business on the Business Day immediately preceding July 15, 2016, only upon the satisfaction of one or more of the conditions described in clauses (i) through (iv) below, and (y) on and after July 15, 2016, at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, without regard to the conditions described in clauses (i) through (iv) below:

(i)      During any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2010 if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter, the Last Reported Sale Price of the Common Stock is greater than or equal to 130% of the applicable Conversion Price on such Trading Day.  If the Notes become convertible in accordance with this Section 10.01(a)(i), as promptly as practicable, the Company shall notify the Trustee, the Holders and the Conversion Agent that the condition to conversion described in this Section 10.01(a)(i) has been met.

(ii)     During the five consecutive Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(a)(ii), for each Trading Day of such Measurement Period is less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock

on such Trading Day and (y) the Conversion Rate on such Trading Day (for any Trading Day, the “Trading Price Product”).

(A)          Unless the Company requests that the Bid Solicitation Agent determine the Trading Price of the Notes, the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes, and unless a Holder (x) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes for the next Trading Day will be less than the Trading Price Product and (y) requests that the Company require the Bid Solicitation Agent to determine the Trading Price of the Notes on the next Trading Day, the Company shall have no obligation to request that the Bid Solicitation Agent determine the Trading Price of the Notes on such Trading Day.

(B)           Upon receipt from a Holder of such evidence and such a request, the Company shall promptly instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day.

(C)           If, on any Trading Day, the Company is required to instruct the Bid Solicitation Agent to obtain (or, if the Company is then acting as Bid Solicitation Agent, the Company is required to obtain) bids but the Company fails to do so, the Trading Price per $1,000 principal amount of the Notes for such Trading Day shall be deemed to be less than the Trading Price Product for such Trading Day

(D)          At such time as the condition to conversion described in this Section 10.01(a)(ii) has been met, the Company will promptly notify the Holders, the Trustee and the Conversion Agent thereof and of the Holders’ rights to convert their Notes in accordance with this Section 10.01(a)(ii).  On the first Trading Day thereafter on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day, the Company will promptly notify the Holders, the Trustee and the Conversion Agent of such Trading Price and that the condition to conversion described in this Section 10.01(a)(ii) is no longer met.

(iii)          If the Company elects to:

(A)          issue to all or substantially all holders of its Common Stock rights, options or warrants that entitle them, for a period of not more than 60 days after the date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share of Common Stock less (or securities convertible into the Common Stock having a conversion price per share of the Common Stock less) than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)           distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding

10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution,

then, in each case, at least 45 Scheduled Trading Days immediately prior to the Ex-Dividend Date for such issuance or distribution, the Company shall mail notice to the Holders describing such issuance or distribution, the Holders’ rights to convert their Notes, the Conversion Rate in effect on the date the Company mails such notice, any adjustments to the Conversion Rate that must be made pursuant to Section 10.05 as a result of such issuance or distribution, and the effective date for any such adjustments.  Once the Company has given such notice, the Holders may surrender their Notes for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for the issuance or distribution or (y) the Company’s announcement that such issuance or distribution will not take place

(iv)          If (i) a transaction or event that constitutes a Fundamental Change occurs or (ii) the Company is a party to a consolidation, merger or binding share exchange, or any sale or conveyance to another person of all or substantially all of the property and assets of the Company, and, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, a Holder may surrender its Notes for conversion at any time from the date on which the Company delivers notice of such transaction pursuant to Section 3.03 or Section 10.06(c), as applicable, until the earliest of (x) 35 Trading Days after the effective date of such transaction, (y) if such transaction constitutes a Fundamental Change, the related Fundamental Change Repurchase Date, or (z) the second Scheduled Trading Day immediately preceding the Maturity Date.

Section 10.02         Conversion Procedure.

(a)           To convert a Note, a Holder must satisfy the requirements set forth in Paragraph 6 of the Notes, and the first Business Day on which such Holder satisfies all of those requirements with respect to a Note will be the conversion date (the “Conversion Date”) for such Note.  If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the immediately following day that is a Business Day.  Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.

(b)           If a Holder converts the entire principal amount of a Note, such Person will no longer be a Holder of such Note.

(c)           If any shares of Common Stock are issuable upon the conversion of a Note, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered will become the holder of record of such shares (i) at the Close of Business on the Conversion Date, if such conversion was subject to Physical Settlement, and (ii) at the Close of Business on the last Trading Day of the related Observation Period, if such conversion was subject to Combination Settlement.

(d)           If a Holder surrenders a Note for conversion after the Close of Business on a Record Date and before the Open of Business on the corresponding Interest Payment Date, the Holder must accompany the Note with an amount of cash equal to the amount of interest that will be payable on the Note on the Interest Payment Date; provided, however, that a Holder need not make such a payment (i) if the Company has specified a Fundamental Change Repurchase Date that is after the Record Date and on or prior the corresponding Interest Payment Date, (ii) to the extent of any overdue interest on the Note at the time of conversion, or (iii) if the Holder surrenders the Note after the Close of Business on the last Record Date immediately preceding the Maturity Date.

(e)           If a Holder surrenders a Note for conversion, the Company shall pay all stamp taxes and all other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion.  However, if any tax is due because the Holder requests that any shares of Common Stock issued upon conversion be issued in a name other than that of the Holder, the Holder shall pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing shares of Common Stock being issued in a name other than that of the converting Holder.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.03         Settlement Upon Conversion.  (a) Except as provided in Section 10.07(d), if a Holder surrenders a Note for conversion, the Company will satisfy its obligation to convert the Note (the “Conversion Obligation”) by delivering cash, shares of Common Stock, or a combination of cash and shares of Common Stock based on the Conversion Rate then in effect and the Settlement Method that applies to the Note.

(i)      If a “Physical Settlement” applies to a converted Note, the Company will deliver (x) a whole number of shares of Common Stock determined in accordance with Section 10.03(c) and (y) an amount of cash in lieu of fractional shares of Common Stock, if any, determined in accordance with Section 10.03(f) (a “Physical Settlement”).

(ii)     If a “Cash Settlement” applies to a converted  Note, the Company will deliver an amount of cash in accordance with Section 10.03(d) (a “Cash Settlement”).

(iii)    If a “Combination Settlement” applies to a converted Note, the Company will deliver (x) an amount of cash (the “Cash Amount”) determined in accordance with Section 10.03(e), (y) a number of shares of Common Stock determined in accordance with Section 10.03(e), and (z) an amount of cash in lieu of fractional shares of Common Stock, if any, determined in accordance with Section 10.03(f) (a “Combination Settlement”).

(b)           If a Holder surrenders a Note for conversion:

(i)      on or prior to the Close of Business on July 15, 2016, the Company may elect the Settlement Method that will apply to such Note by delivering an irrevocable notice of the Settlement Method to the converting Holder by the Close of Business on the Business Day immediately following the Conversion Date.  If the Company elects to settle the conversion of the Note with a Combination Settlement, such notice will also specify the Cash Amount.  If the

Company fails to timely deliver such notice, the Settlement Method for such Note will be Combination Settlement and the applicable Cash Amount will equal $1,000;

(ii)  after the Close of Business on  July 15, 2016, the Company may elect the Settlement Method that applies to such Note by delivering, on or prior to July 15, 2016, to every Holder on such delivery date, an irrevocable notice describing the single Settlement Method that will apply to every converted Note having a Conversion Date after July 15, 2016.  If the Company elects to settle such conversions with a Combination Settlement, such irrevocable notice shall also specify the related Cash Amount.  If the Company fails to timely deliver or cause to be delivered such irrevocable notice, the Settlement Method applicable to all converted Notes having a Conversion Date after July 15, 2016 will be a Combination Settlement and the related Cash Amount will equal $1,000.

(c)           If the Company elects that a Physical Settlement will apply to a Note surrendered for conversion by a Holder, the Company will deliver to such converting Holder (i) a number of shares of Common Stock equal to the product of (A) the aggregate principal amount of such Note, divided by $1,000 and (B) the Conversion Rate in effect on the Conversion Date for such Note; provided, however, that in lieu of any fractional shares of Common Stock, the Company will deliver to such converting Holder an amount of cash determined in accordance with Section 10.03(f) below.  The Company shall deliver such shares of Common Stock, and cash in lieu of fractional shares of Common Stock, on the third Business Day immediately following the Conversion Date; provided, however, that if the Conversion Date occurs on or after the last Record Date immediately preceding the Maturity Date, the Company will deliver such shares of Common Stock and cash in lieu of fractional shares of Common Stock on the Maturity Date.

(d)           If the Company elects that a Cash Settlement will apply to a Note surrendered for conversion by a Holder, the Company will pay to such converting Holder an amount of cash equal to the product of (A) the aggregate principal amount of such Note, divided by $1,000, and (B) the sum of the Daily Conversion Values for each of the forty (40) consecutive Trading Days in the Observation Period for such Conversion Date.  The Company shall pay such amount of cash on the third Business Day immediately following the last Trading Day of the Observation Period.

(e)           If the Company elects, or is deemed to have elected, that a Combination Settlement will apply to a Note surrendered for conversion by a Holder, the Company will deliver to such converting Holder, on the third Business Day immediately following the last Trading Day of the Observation Period, for each $1,000 principal amount of such Note, the sum of the Daily Settlement Amounts for each of the forty (40) consecutive Trading Days in the Observation Period for the Conversion Date for such Note.

(i)      For each of the forty (40) Trading Days in an Observation Period, the “Daily Settlement Amount” shall be:

(A)          an amount of cash equal to the lesser of (i) the Daily Cash Amount and (ii) the Daily Conversion Value for such Trading Day; and

(B)           if the Daily Conversion Value for such Trading Day is greater than the Daily Cash Amount, a number of shares of Common Stock equal to the fraction, (A) the numerator of which equals the difference between the Daily Conversion Value for such Trading Day and the Daily Cash Amount, and (B) the denominator of which equals the Daily VWAP for the Common Stock for such Trading Day; provided, however, that in lieu of any fractional shares of Common Stock, the Company will deliver to such converting Holder an amount of cash determined in accordance with Section 10.03(f) below.

(f)            The Company will not issue fractional shares of Common Stock upon the conversion of Notes.  Instead, the Company will pay cash.

(i)   If a Physical Settlement applies to a Note, the amount of cash the Company will pay to the converting Holder of such Note in lieu of a fractional share of Common Stock will equal the product of (i) that same fraction and (ii) the Last Reported Sale Price of the Common Stock on the Conversion Date for such Note.

(ii)  If a Combination Settlement applies to a Note, the amount of cash the Company will pay to the converting Holder of such Note in lieu of a fractional share of Common Stock will equal the product of (i) that same fraction and (ii) the Daily VWAP for the Common Stock on the final Trading Day of the Observation Period for the Conversion Date of such Note.

(g)           If a Holder surrenders more than one Note for conversion on a single day, the number of shares of Common Stock, if any, and the amount of cash paid in lieu of fractional shares of Common Stock, if any, shall be determined based on the total principal amount of Notes surrendered by such Holder.

(h)           Notices.

(i)   Within two Business Days after the relevant Conversion Date, the Company shall deliver to the Trustee a notice specifying (A) the aggregate principal amount of the Notes converted and (B) the Settlement Method that will apply to the converted Notes.

(ii)  Whenever a Physical Settlement applies to any converted Notes, within two Business Days after the relevant Conversion Date, the Company shall also deliver to the Trustee a notice specifying (A) the number of shares of Common Stock (or Units of Reference Property) issuable upon conversion of the converted Notes and (B) the amount of cash, if any, deliverable in lieu of fractional shares of Common Stock.

(iii) Whenever a Cash Settlement or a Combination Settlement applies to any converted Notes, within two Business Days after the last Trading Day of the Observation Period, the Company shall deliver to the Trustee a notice specifying (A) the amount of cash deliverable to converting Holders and (B) the number of shares of Common Stock (or Units of Reference Property), if any, deliverable to converting Holder.

(i)            Solely for the purposes of determining the payments and deliveries due upon conversion in this Article 10, and notwithstanding the definition of “Trading Day” contained in Section 1.01, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on NYSE or, if the Common Stock is not then listed on NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if, on such day, the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not listed or traded, “Trading Day” means a Business Day.

(j)            Solely for the purposes of determining the payments and deliveries due upon conversion in this Article 10, and notwithstanding the definition of “Market Disruption Event” contained in Section 1.01, “Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

(k)           If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note, and, except to the extent specified in Section 11.01(a), the Company will not make any cash payment to such Holder for any accrued and unpaid interest on the Note.  Furthermore, except to the extent specified in Section 11.01(a), the Company’s delivery to such Holder of the cash and/or shares of Common Stock into which such Holder’s Note is convertible shall be deemed to satisfy and discharge in full the Company’s obligation to pay to such Holder (i) the principal amount of the converted Note and (ii) any accrued and unpaid interest with respect to the converted Note.  As a result, except to the extent specified in Section 11.01(a), any accrued and unpaid interest with respect to a converted Note shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 10.04         Company to Provide Stock.  The Company shall, prior to issuance of any shares of Common Stock under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(a)           Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim.  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, as applicable and if any, upon conversion of Notes; provided, that the Company shall not be obligated to register the offer and sale of the Common Stock under the Securities Act.  In addition, the Company will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed and will comply with any stock exchange rules applicable to the Notes and/or the Common Stock (or Reference Property) issuable upon conversion of the Notes.

(b)           If any shares of the Common Stock issued upon conversion are required to bear a Restricted Stock Legend, such shares will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities” (as defined under Rule 144), and the Company will affix, or will direct its transfer agent to affix the Restricted Stock Legend that is set forth in Exhibit C upon such shares.

Section 10.05         Adjustments to the Conversion Rate.  The Conversion Rate will be subject to adjustment upon the occurrence of the events described below, except that no adjustments will be made to the Conversion Rate for any Holder that may participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the events described below as if such Holder held, without having to convert its Notes, a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)           Dividends, Distributions, Splits and Combinations.

(i)      If the Company pays a dividend or makes a distribution exclusively in shares of the Common Stock on all or substantially all of the Company’s shares of Common Stock, or the Company subdivides or combines the Common Stock, the Conversion Rate will be adjusted based on the following formula:

R’ = R x	OS’
OS

where:

R’ =

the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such subdivision or combination, as the case may be;

R =

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be;

OS’ =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination, as the case may be; and

OS =

the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such subdivision or combination, as the case may be.

Any adjustment made under this clause (a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or combination. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, or any share split or combination of the type described in this clause (a) is announced but the outstanding shares of Common Stock are not so split or combined, as the case may be, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect had such dividend, distribution, share split or share combination not been declared or announced.

(b)           Adjustment for Rights Issue.  If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants that entitle such holders, for a period of not more than 60 days after the date of issuance, to subscribe for or purchase shares of the Common Stock at a price per share of the Common Stock less (or securities convertible into shares of the Common Stock having a conversion price per share of the Common Stock less) than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance, the Conversion Rate will be increased based on the following formula:

R’ = R x	O + N
O + ((N x P)/M)

where:

R’	=	Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

R	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

O	=	the number of shares of the Common Stock outstanding as of the Open of Business on the Ex-Dividend Date for such distribution;

N	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants;

P	=	the per-share offering price payable to exercise such rights, options or warrants for the additional shares of the Common Stock; and

M	=

the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any adjustment made under this clause (b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall immediately be readjusted to equal the

Conversion Rate that would then be in effect had the relevant adjustment pursuant to this clause (b) not occurred.

For purposes of this clause (b), in determining whether any issued rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date of such issuance, there shall be taken into account any consideration that the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           Other Distributions.

(i)   If the Company pays dividends and other distributions to all or substantially all holders of the Common Stock consisting of the Company’s debt, securities or assets or certain rights to purchase the Company’s securities (except for (A) dividends or distributions (including subdivisions) for which an adjustment is made pursuant to clause (a) above, (B) rights, options or warrants for which an adjustment is made pursuant to clause (b) above, (C) dividends and other distributions paid exclusively in cash for which an adjustment is made pursuant to clause (d) below, and (D) any Spin-Off for which an adjustment is made pursuant to clause (c)(ii) below), the Conversion Rate will be increased based on the following formula:

R’ = R x	M
M – F

where:

R’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

R	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

M	=

the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

F	=

the fair market value, as determined by the Board of Directors, of the portion of such debt, securities, assets or certain rights to purchase securities of the Company distributed in respect of each outstanding share of the Common Stock immediately prior to the Open of Business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “F” (as defined above) is greater than or equal to “M” (as defined above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash, shares of Common Stock or combination of cash and shares of Common Stock otherwise issuable upon conversion, for each $1,000 principal amount of Notes converted, the amount and kind of debt, securities, assets or certain rights to purchase securities of the Company that such Holder would have received if such Holder had owned, on the Record Date for such distribution, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for such dividend or distribution.  In addition, at least 45 Scheduled Trading Days before making any distribution described in this clause (c)(i) in which “F” (as defined above) is reasonably likely to be greater than or equal to “M” (as defined above), the Company shall deliver to Holders notice that the Company intends to make such a distribution.

Any adjustment made under this sub-clause (c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect had such dividend or distribution not been declared.

(ii)  If the Company pays dividends and other distributions to all or substantially all holders of the Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

R’ = R x	F + MP
MP

where:

R’	=	the Conversion Rate in effect immediately after the Open of Business on the effective date for the Spin-off;

R	=	the Conversion Rate in effect immediately prior to the Close of Business on the effective date for the Spin-off;

F	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of one share of the Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date for the Spin-off (such period, the “Valuation Period”); and

MP	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under this sub-clause (c)(ii) will be made immediately after the Close of Business on the last day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date for the Spin-Off.

If, for any conversion for which a Combination Settlement or a Cash Settlement applies, the effective date for the Spin-Off is less than 10 Trading Days prior to, and including, the last Trading Day of the Observation Period for the Conversion Date for such conversion, references within this sub-clause (c)(ii) to 10 Trading Days shall be deemed replaced, for the purposes of calculating the affected Daily Conversion Amounts in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the effective date for the Spin-Off to, and including, the last Trading Day of such Observation Period.  For the purposes of determining the applicable Conversion Rate on any Conversion Date for which a Physical Settlement applies that occurs during the 10 Trading Day period commencing on the effective date for any Spin-Off, references within this sub-clause (c)(ii) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-Off to, but excluding, such Conversion Date.

(d)           Adjustment for Cash Distributions.  If the Company pays cash dividends or distributions to all or substantially all holders of the Common Stock, the Conversion Rate will be increased based on the following formula:

R’ = R x	SP
SP – C

where:

R’	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such distribution;

R	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP	=

the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Common Stock in such distribution.

Notwithstanding the foregoing, if “C” (as defined above) is greater than or equal to “SP” (as defined above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the cash, shares of Common Stock or combination of cash and shares of Common Stock otherwise issuable upon conversion, for each $1,000 principal amount of Notes converted, the amount of cash that such Holder would have received if such Holder had owned, on the Record Date for such distribution, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Record Date for such dividend or distribution.  In addition, at least 45 Scheduled Trading Days before making any distribution described in this clause (d) in which “C” (as defined above) is reasonably likely to be greater than or equal to “SP” (as defined above), the Company shall deliver to Holders notice that the Company intends to make such a distribution.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect had such dividend or distribution not been declared.

(e)           Adjustment for Tender Offers or Exchange Offers.  If (i) the Company or any of its subsidiaries makes a payment to holders of the Common Stock in respect of a tender offer or exchange offer by the Company or any of its subsidiaries, other than a tender offer solely to holders of fewer than 100 shares of Common Stock, and (ii) the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

R’ = R x	F + (SP x OS’)
OS x SP

where:

R’	=	the Conversion Rate in effect immediately after the Open of Business on the Trading Day immediately following the Expiration Date;

R	=	the Conversion Rate in effect as of the Open of Business on the Trading Day immediately following the Expiration Date;

F	=

the fair market value, as determined by the Board of Directors, of the aggregate consideration payable in such tender offer or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Common Stock that the Company or its subsidiaries purchase in such tender offer or exchange offer, such fair market value to be measured as of the expiration time of the tender offer or exchange offer (the “Expiration Time”);

OS’	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of shares of such series pursuant to such tender offer or exchange offer);

OS	=

the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to the purchase of shares of Common Stock pursuant to such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day following the Expiration Date.

The adjustment to the Conversion Rate under this clause (e) will be made immediately after the Open of Business on the Trading Day immediately following the Expiration Date, but will be given effect at the Open of Business on the Trading Day following the Expiration Date.

If the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion for which a Combination Settlement or Cash Settlement applies, references within this clause (e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Amounts in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period.  For purposes of determining the applicable Conversion Rate, in respect of any conversion for which a Physical Settlement applies during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.

(f)            Holder Participation in Adjustment Events.  Notwithstanding the foregoing, if pursuant to this Section 10.05, an adjustment to the Conversion Rate becomes effective on any Ex-Dividend Date or Effective Date and a Holder that has converted its Notes would (i) receive shares of Common Stock based on an adjusted Conversion Rate and (ii) be a record holder of the shares of Common Stock on the Record Date for the dividend, distribution or event giving rise to the adjustment pursuant to this Section 10.05, then, in lieu or receiving shares of Common Stock based on an adjusted Conversion Rate, such Holder will participate in the related dividend, distribution or other event giving rise to such adjustment and receive a number of shares of Common Stock, if any, upon conversion based on an unadjusted Conversion Rate.

(g)           Adjustments Not Yet Effective.

(i)      If a Physical Settlement applies to a Note,

(A)          and, as of the Conversion Date for such Note, any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a), (b), (c), (d) or (e) has occurred and has not yet resulted in an adjustment to the Conversion Rate, and

(B)           the shares of Common Stock that the Holder will receive in satisfaction of the Company’s conversion obligation with respect to such Note will not be entitled to participate in the distribution or transaction giving rise to such adjustment (because such shares were not held by such holder on the record date corresponding to such distribution or transaction or otherwise), then the Company will adjust the number of shares of Common Stock deliverable as part of its Conversion Obligation with respect to such Note to reflect the relevant distribution or transaction.

(ii)     If a Combination Settlement applies to a Note, and, on any Trading Day during the Observation Period for such the Conversion Date for such Note:

(A)          shares of Common Stock are deliverable as part of the Daily Settlement Amount for such Trading Day;

(B)           any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a), (b), (c), (d) or (e) has occurred but has not yet resulted in an adjustment to the Conversion Rate; and

(C)           the shares of Common Stock that the Holder shall receive as part of the Daily Settlement Amount for such Trading Day will not be entitled to participate in the distribution or transaction requiring the adjustment (because such shares were not held by such Holder on the record date corresponding to such distribution or transaction or otherwise), then the Company will adjust the number of shares of Common Stock deliverable as part of its Conversion Obligation with respect to such Trading Day to reflect the relevant distribution or transaction.

(h)           Averaging of Prices.  Whenever any provision of this Indenture requires the calculation of Last Reported Sale Prices, Daily VWAPs or any functions thereof over a span of multiple days, the Board of Directors will make appropriate adjustments to such prices, functions of such prices, the Conversion Rate, or the Conversion Obligation to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in which the Ex-Dividend Date of the event occurs, at any time during the period over which such average is to be calculated.

(i)            Rights Plans.  If the Company adopts a stockholder rights plan and, on the Conversion Date for a Note, (i) such plan is in effect and (ii) the rights provided for in such plan have not yet separated from the Common Stock, each share of Common Stock issued upon the conversion of Notes on such Conversion Date (x) shall be entitled to receive the number of rights, if any, associated with one share of Common Stock under such stockholder rights plan, and (y) shall, if issued in certificated form, bear such legends, if any, as may be required under such stockholder rights plan; provided, however, that if prior to the Conversion Date for a Note, the rights separate from the Common Stock in accordance with the provisions of the applicable stockholder rights plan, a converting Holder shall not be entitled to receive such rights upon conversion, and on the date of such separation, the Conversion Rate will be adjusted in accordance with Section 10.05(c); provided, further, that such adjustment shall be subject to readjustment upon the expiration, termination of redemption of such separated rights.

(j)            Deferral of Adjustments.  The Company need not adjust the Conversion Rate unless such adjustment would require an increase or decrease in the Conversion Rate by at least 1%; provided that, if an adjustment to the Conversion Rate is not made because the adjustment does not change the Conversion Rate by at least 1% (after giving effect to any other adjustment not previously made but carried forward pursuant to this sentence), then all of the adjustments that have not been made and that are not made will be carried forward and taken into account in the first future adjustment that would result in an adjustment of at least 1% to the Conversion Rate; provided, further, that notwithstanding the foregoing, (i) all such carried forward adjustments not previously made that would apply to a Note shall be made on the earlier of (x) the Conversion Date for such Note and (y) the 42nd Scheduled Trading Day immediately preceding the Maturity Date, and (ii) after the 42nd Scheduled Trading Day immediately preceding the Maturity Date, the Company shall not defer any adjustments to the Conversion Rate pursuant to this Section 10.05(j).

(k)           Simultaneous and Successive Adjustments.  In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.05(a), (b), (c) or (d), and the Ex-Dividend Dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made, without duplication, by applying, first, the provisions of Section 10.05(a), second, the provisions of Section 10.05(c), third, the provisions of Section 10.05(d) and, fourth, the provisions of Section 10.05(b).

After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(l)                                     Voluntary Increases.  From time to time, the Company may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if (i) the Board of Directors determines that such increase is in the best interest of the Company, (ii) such increase is irrevocable during such period and (iii) if any shares of the Company’s Capital Stock are listed on New York Stock Exchange, such increase does not violate any applicable New York Stock Exchange rules.  In addition, the Company may (but is not required to) increase the Conversion Rate to avoid the taxation of any subdivisions of the Common Stock, dividends on the Common Stock, rights distributions to purchase stock or other securities to holders of the Common Stock, or distributions to holders of the Common Stock of securities convertible into or exchangeable for shares of the Common Stock.

(m)                               No Other Adjustments.  Except as specifically described in this Section 10.05, the Conversion Rate will not be subject to adjustment as a result of any issuance of shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or rights, options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.  In addition, except in the case of a reverse share split or a share combination, the Company will not adjust the Conversion Rate pursuant to the formulas set forth in clauses (a) through (e) of this Section 10.05 if such adjustment would reduce the Conversion Rate.  Without limiting the foregoing, the Conversion Rate will not be adjusted upon the following events:

(i)                  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)               upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company;

(iii)            ordinary course of business Capital Stock repurchases including structured or derivative transactions,

(iv)           pursuant to a Capital Stock repurchase program approved by the Board of Directors (but, for the avoidance of doubt, excluding transactions described in clause (e) above);

(v)              any accrued and unpaid interest (including any Additional Interest); or

(vi)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued.

(n)                                 Notice of Adjustments.  Whenever the Conversion Rate an event occurs that will require an adjustment to the Conversion Rate pursuant to this Section 10.05, the Company shall, at least 45 Scheduled Trading Days prior to the anticipated effective date of such adjustment, mail to the Holders a notice of such adjustment describing the event triggering the adjustment, the effective date of the adjustment and the adjusted Conversion Rate; provided, however, that if on such date, the Company does not have knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice promptly upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment.  On or before the day on which the Company is required to deliver notice to the Holders pursuant to this Section 10.05(n), the Company shall file such notice, together with an Officers’ Certificate briefly stating the facts triggering such adjustment and the Company’s manner of computing such adjustment, with the Conversion Agent and the Trustee.  To the Trustee and the Conversion Agent, receipt of such notice and of such Officers’ Certificate shall be conclusive evidence that the adjustment is correct and in effect on the effective date stated in such notice.  Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

Section 10.06                          Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                  Upon the occurrence of

(i)                  any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is provided pursuant to Section 10.05);

(ii)               any transaction described in clause (2) of the definition of Fundamental Change provided in Section 1.01;

(iii)            a consolidation, merger, combination or binding share exchange; or

(iv)           any sale or conveyance to another person of all or substantially all of the property and assets of the Company,

and, in each case, as a result of which holders of the outstanding Common Stock are entitled to receive cash, securities or other property with respect to or in exchange for their shares of Common Stock (any such event, a “Merger Event”), then:

(A)                              on or prior to the effective date of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Indenture and for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.  If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein;

(B)                                subject to the provisions of Section 10.01 and Section 10.07, on the effective date of such Merger Event, the right of Holders to convert each $1,000 principal amount of Notes into shares of Common Stock shall be changed into a right to convert each $1,000 principal amount of Notes into the kind and amount of cash, securities or other property that the a holder of a number of shares of the Common Stock equal to the Conversion Rate in effect immediately prior to the effect date for the Merger Event would have been entitled to receive in exchange for such number of shares of Common Stock in such Merger Event (for any Merger Event, such property, “Reference Property,” and the amount and type of Reference Property that a holder of one share of the Common Stock immediately prior to the effective date of such Merger Event would have been entitled to receive based on the Weighted Average Consideration, in such Merger Event, a “Unit of Reference Property”), so that on after the effective date of such Merger Event,

(1)                                  references in Section 10.01 to “the Last Reported Sale Price of the Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a Unit of Reference Property”;

(2)                                  the Company may still exercise its rights under Section 10.03 to elect the Settlement Method that will apply to any conversion;

(3)                                  with respect to each $1,000 principal amount of Notes surrendered for conversion, the Company’s Conversion Obligation shall be settled under Section 10.03 as follows:

(I)                                    if a Physical Settlement applies, the Company shall deliver a number of Units of Reference Property to a converting Holder equal to the number of shares of Common Stock that the Company would otherwise be obligated to deliver deliverable under Section 10.03(c) and an amount of cash in lieu of fractional shares of Common Stock determined in accordance with Section 10.03(f), except using the “Last Reported Sale Price of a Unit of Reference Property” on the applicable Conversion Date;

(II)                                if a Cash Settlement applies, the Company shall deliver an amount of cash determined in accordance with Section 10.03(d), except that the Daily VWAP shall be based on the “Daily VWAP of a Unit of Reference Property” instead of the Daily VWAP for the Common Stock;

(III)                            if a Combination Settlement applies, the Company shall deliver (i) an amount of cash determined in accordance with Section 10.03(e), except that the Daily VWAP shall be based on the “Daily VWAP of a Unit of Reference Property” instead of the Daily VWAP for the Common Stock, (ii) in lieu of the shares of Common Stock otherwise deliverable under Section 10.03(e), a number of Units of Reference Property equal to the number of shares of the Common Stock that the Company would otherwise be obligated to deliver under Section 10.03(e), and (iii) and an amount of cash in lieu of fractional shares of Common Stock determined in accordance with Section 10.03(f), except using the “Daily VWAP of a Unit of Reference Property” on the last Trading Day of the Observation Period for the applicable Conversion Date;

(C) For the purposes of this Section 10.06, the “Weighted Average Consideration” for a Merger Event shall be deemed to be the weighted per share of Common Stock average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election receive in such Merger Event.

(b)                                 As soon as practicable after it determines the Weighted Average Consideration, the Company shall notify the Holders and the Trustee of the Weighted Average Consideration.

(c)                                  At least 45 Scheduled Trading days prior to the effective date of such Merger Event, the Company shall deliver notice to the Trustee, the Conversion Agent and the Holders stating:

(1)                                  a brief description of such Merger Event;

(2)                                  that one of the conditions to conversion included in Section 10.01 of the Indenture has been satisfied and that Holders’ Notes are convertible;

(3)                                  the Conversion Rate in effect on the date the Company delivers such notice;

(4)                                  the anticipated effective date for the Merger Event;

(5)                                  that the Notes will be convertible into Reference Property in lieu of shares of Common Stock on and after the effective date for the Merger Event; and

(6)composition of a Unit of Reference Property for such Merger Event;

provided, however, that if the Company does not have knowledge of the Merger Event on such date, the Company will deliver such notice to the Trustee and the Holders as promptly as practicable upon obtaining knowledge of such Merger Event and in no event later than three Business Days immediately after the effective date of such Merger Event.

(d)                                 On the date that the Company delivers a notice to the Trustee and to the Holders, the Company shall also issue a press release containing the same information, and make such press release available on the Company’s website.

(e)                                  In the event the Company executes a supplemental indenture pursuant to this Section 10.06, as promptly as practicable, the Company shall file with the Trustee an Officers’ Certificate briefly describing such Merger Event, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with.  Any failure to deliver such Officers’ Certificate shall not affect the legality or validity of such supplemental indenture.

Section 10.07                          Adjustment to Conversion Rate Upon Certain Transactions.

(a)                                  If a Fundamental Change occurs after the Issue Date and a Holder converts a Note in connection with such Fundamental Change (any conversion during the period beginning on, and including, the later of the effective date of a Fundamental Change (the “Fundamental Change Effective Date”) and the Fundamental Change Notice Date and until, and including, the earlier of the Fundamental Change Repurchase Date corresponding to such Fundamental Change and the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, will be deemed to be “in connection with” such Fundamental Change, regardless of any other condition to conversion), the Company will, in the circumstances described in this Section 10.07, increase the Conversion Rate for such Note by the number of additional shares Common Stock (the “Additional Shares”) described in this Section 10.07.

(b)                                 The numbers of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Fundamental Change will be determined by reference to the table below, based on the Fundamental Change Effective Date and the price paid per share of the Common Stock in such Fundamental Change.

(c)                                  The following table sets forth hypothetical Fundamental Change Effective Dates, Share Prices and the number of additional shares of Common Stock per $1,000 principal amount of Notes by which the Conversion Rate will be increased for a Holder that converts a Note in connection with a Fundamental Change having such Fundamental Change Effective Date and Share Price.   The Share Prices set forth in the first row of the tables (i.e., the column headers) will be adjusted on each date on which the Conversion Rate is adjusted pursuant to Section 10.05.  The adjusted Share Prices will equal the Share Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and the denominator of which is the Conversion Rate in effect immediately after the adjustment.  The numbers of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate.

Share Price

Fundamental Change Effective Date	$ 12.12	$ 15.00	$ 20.00	$ 25.00	$ 30.00	$ 35.00	$ 40.00	$ 50.00	$ 60.00	$ 70.00	$ 80.00	$ 90.00	$ 100.00
December 21, 2009	15.4284	14.9853	9.9916	7.4293	5.8704	4.8135	4.0447	2.9947	2.3083	1.8247	1.4671	1.1933	0.9783
January 15, 2010	15.4284	14.8634	9.8981	7.3563	5.8123	4.7656	4.0049	2.9655	2.2859	1.8071	1.4528	1.1815	0.9684
January 15, 2011	15.4284	13.3619	8.7300	6.4434	5.0800	4.1640	3.5002	2.5930	1.9985	1.5784	1.2668	1.0276	0.8393
January 15, 2012	15.4284	11.9534	7.5829	5.5421	4.3577	3.5711	3.0029	2.2266	1.7166	1.3551	1.0863	0.8793	0.7161
January 15, 2013	15.4284	10.6134	6.4346	4.6328	3.6326	2.9788	2.5084	1.8652	1.4413	1.1399	0.9149	0.7410	0.6033
January 15, 2014	15.1980	9.2072	5.1637	3.6308	2.8339	2.3237	1.9575	1.4554	1.1231	0.8862	0.7088	0.5712	0.4618
January 15, 2015	14.3638	7.6256	3.7119	2.5250	1.9704	1.6207	1.3678	1.0178	0.7852	0.6190	0.4945	0.3976	0.3202
January 15, 2016	13.7815	5.5387	1.9287	1.2765	1.0088	0.8319	0.7004	0.5165	0.3938	0.3062	0.2405	0.1894	0.1486
January 15, 2017	15.4284	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the exact Share Price and Fundamental Change Effective Date for a Fundamental Change are not set forth in the tables above, then

(A)                              if the Share Price is between two prices listed in the table or the Fundamental Change Effective Date is between two listed dates in the table, then the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with such Fundamental Change will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower listed prices in the table and the two Fundamental Change Effective Dates in the table, based on a 365-day year;

(B)                                if the Share Price is greater than $100.00, subject to adjustment in the same manner and at the same time as the Share Prices listed in the table, the Conversion Rate will not be adjusted; and

(C)                                if the Share Price is less than $12.12, subject to adjustment in the same manner and at the same time as the Share Prices listed in the table, the Conversion Rate will not be adjusted.

(ii)               Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon the conversion of each $1,000 principal amount of Notes exceed 82.5083, subject to adjustment in the same manner and at the same time as the Conversion Rate under Section 10.05

(d)                                    If a Holder converts a Note in connection with a Fundamental Change, the Company will settle such conversion of such Note in accordance with Section 10.03; provided, however, that notwithstanding anything to the contrary in Section 10.03, if a Holder converts a

Note in connection with a Fundamental Change described in clause (2) of the definition thereof in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note, equal to the product of (i) the Conversion Rate on the Conversion Date for such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 10.07) and (ii) the Share Price.

Section 10.08                          Miscellaneous.

(a)                                  Company Determination Final.  Any determination and/or calculation that the Company or the Board of Directors must make pursuant to this Article 10 is conclusive, absent manifest error.

(b)                                 Trustee’s Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent shall have the same protection under this Section 10.08 as the Trustee.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01                          Payment of Interest.  The Company shall pay interest on the Notes at a rate of 4.00% per annum, payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing July 15, 2010.  Interest on a Note shall be paid to the Holder of such Note at the Close of Business on the January 1 or July 1 (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion, or repurchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note.  If the Conversion Date for a Note occurs after a Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note on such Record Date notwithstanding the conversion of such Note.

Section 11.02                          Defaulted Interest.  Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest.  Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 11.02(a) or (b).

(a)                                  The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest

(a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a).  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b)                                 Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Interest Rights Preserved.  Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Section 2.06 and Section 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 12

SUBORDINATION

Section 12.01                          Agreement to Subordinate.  The Company agrees, and each Holder of a Security agrees that payment of principal, any accrued and unpaid interest (including Additional Interest), any Extension Fee and any payment of the Fundamental Change Repurchase Price on the Notes will be subordinated to the extent and manner provided in this Article 12 to the prior payment in full of all Senior Debt of the Company, including Senior Debt incurred after the date of this Indenture.

Section 12.02                          Liquidation; Dissolution; Bankruptcy.  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities, holders of Senior Debt will be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Notes.

Section 12.03                          Default on Designated Senior Debt.

(a)                                     The Company may not make any payment or distribution in respect of the Notes if:

(i)                  payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

(ii)               any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Company, or the holders, indenture trustee or other trustee, agent or representative with respect to any Designated Senior Debt.

(b)                                    The Company may and will resume payments on the Notes:

(i)                  in the case of a payment default, upon the date on which such default is cured or waived; or

(ii)               in the case of a default other than a payment default, upon the earlier of the date on which such default other than a payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

(c)                                     No new Payment Blockage Notice may be delivered unless and until:

(i)                  365 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(ii)               all scheduled payments of principal, any accrued and unpaid interest (including Additional Interest), and any Extension Fee or payment of the Fundamental Change Repurchase Price that have come due have been paid in full in cash.

(d)                                    No default other than a payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist for a period of at least 60 consecutive days prior to the date of such subsequent Payment Blockage Notice and thereafter subsequently reoccurred) will be, or be made, the basis for a subsequent Payment Blockage Notice.

Section 12.04                          When Distributions Must be Paid Over.

(a)                                  If the Trustee or any Holder receives a payment in respect of the Securities when the payment is prohibited by these subordination provisions, the Trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holder of Senior Debt.  Upon the proper written request of the holder of Senior Debt, the Trustee or the Holder, as the case may be, will deliver the amounts in trust to the holder of Senior Debt or their proper representative.

(b)                                 Upon obtaining knowledge of any fact that, under this Article 12, would prohibit the Trustee or the Paying Agent from making any payment with respect to the Notes, the Company must give prompt written notice describing such fact to the Trustee and Paying Agent. In addition, until notified, each of the Trustee and the Paying Agent shall be entitled to assume that no such facts exist and, notwithstanding anything to the contrary herein, shall be entitled to make any payment or delivery provided for in this Indenture if it does not receive notice of such facts at least three Business Days immediately prior to the date on which such delivery or payment becomes due and payable.

Section 12.05                          Acceleration of the Securities.  The Company must promptly notify holder of Senior Debt if payment on the Notes is accelerated because of an Event of Default.

Section 12.06                          No Stacking.  The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt and senior in right of payment to the Notes. No such indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Section 12.07                          Certain Definitions.  For the purposes of this Article 12:

(a)                                  “Designated Senior Debt” means any senior debt of the Company in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such senior debt shall be “designated senior debt” for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior indebtedness.

(b)                                 “Senior Debt” the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing).

(c)                                  Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(i)                  any indebtedness or obligation whose terms expressly provide that such indebtedness or obligation shall not be senior in right of payment to the Notes or expressly provides that such indebtedness is equal or pari passu in right of payment with or junior in right of payment to the Notes;

(ii)               any indebtedness of the Company to any of its subsidiaries; and

(iii)            the Notes.

ARTICLE 13

MISCELLANEOUS

Section 13.01                          Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02                          Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Griffon Corporation

712 Fifth Avenue, 18th Floor

New York, New York 10019

Facsimile:  (516) 932-1169

Attention of:  Chief Financial Officer

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

American Stock Transfer & Trust Company, LLC

59 Maiden Lane

New York, New York 10038

Facsimile:  (718) 331-1852

Attention:  Corporate Trust Office

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders.  In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

Section 13.03                          Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.04                          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 13.05                          Statements Required in Certificate or Opinion.  Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officers’ Certificate required to be delivered pursuant to Section 4.03) provided for in this Indenture shall include:

(a)                                  a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)                                  a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.06                          Separability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07                          Rules by Trustee.  The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 13.08                          Governing Law.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09                          No Recourse Against Others..  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 13.10                          Calculations.

The Company will be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, Daily VWAPs, Daily Conversion Amounts, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders.  The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder.

All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 13.11                          Successors.  All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 13.12                          Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 13.13                          Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14                          Force Majeure.  The Trustee, Registrar, Paying Agent, and Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 13.15                          Submission to Jurisdiction.  The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

IN WITNESS WHEREOF, GRIFFON CORPORATION has caused this Indenture to be duly executed as a deed the day and year first before written.

GRIFFON CORPORATION

By:	/s/ Douglas J. Wetmore
Name:	Douglas J. Wetmore
Title:	Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee, Paying Agent, Registrar and Conversion Agent

By:	/s/ Herbert J. Lemmer
Authorized Signatory

Griffon Corporation 4.00% Convertible Subordinated Notes – Indenture Signature Page

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)                              TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)                                PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)                                TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)                               UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST SIX MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES); AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.:  [                ]

CUSIP:	398433 AD4
ISIN:	US398433AD42

Principal Amount $[                       ]

as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto

Griffon Corporation

4.00% Convertible Senior Notes due 2017

Griffon Corporation, a Delaware corporation, promises to pay to [              ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[              ] on January 15, 2017 (the “Maturity Date”).

Interest Payment Dates:  January 15 and July 15.

Record Dates:  January 1 and July 1.

Additional provisions of this Note are set forth on the other side of this Note.

GRIFFON CORPORATION

By:
Name:	Ronald J. Kramer
Title:	Chief Executive Officer
Dated:

By:
Name:	Douglas J. Wetmore
Title:	Vice President and Chief Financial Officer
Dated:

Griffon Corporation 4.00% Convertible Subordinated Notes – Notes Signature Page

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Name:
Title:	Authorized Signatory
Dated:

Griffon Corporation 4.00% Convertible Subordinated Notes – Notes Signature Page

[FORM OF REVERSE OF NOTE]

4.00% Convertible Senior Notes due 2017

1.             Interest.

This Note shall bear cash interest at the rate of 4.00% per annum.  Interest on this Note shall accrue from December 21, 2009 (the “Issue Date”) or from the most recent date to which interest has been paid or provided for.  Interest shall be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2010, to the Holder of record of this Note as of the Close of Business on the January 1 or July 1 immediately preceding each Interest Payment Date.  Each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date.  Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement.  Interest shall be calculated using a 360-day year composed of twelve 30-day months.  Interest shall cease to accrue on this Note upon its Maturity Date, conversion or repurchase by the Company at the option of the Holder upon the occurrence of a Fundamental Change.

Subject to certain exceptions, interest on Notes converted after a Record Date, but on or prior to the corresponding Interest Payment Date, will be paid to the Holder of the Notes on the Record Date, but upon such conversion, the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date.  No such payment need be made (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date; (2) to the extent of overdue interest, if any overdue interest exists on the Conversion Date with respect to such Notes; or (3) if such Notes are surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date.

2.             Method of Payment.

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided herein and in the Indenture.  The Company will pay interest (including Additional Interest, if any, but excluding Defaulted Interest) on the principal amount of the Notes on each January 15 and July 15 to the Persons who are registered Holders of Notes at the Close of Business on the January 1 and July 1 immediately preceding the Interest Payment Date even if Notes are canceled or repurchased after such Record Date and on or before the Interest Payment Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal, accrued and unpaid interest (including Additional Interest), if any, and any Extension Fee or payment of the Fundamental Change Repurchase Price in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company will make all payments in respect of a Global Note registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder.  The Company will make all payments in respect of a Certificated Note (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $1,000,000 in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder.  If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.             Paying Agent, Conversion Agent and Registrar.

Initially, American Stock Transfer & Trust Company, LLC will act as the Trustee, Paying Agent, Conversion Agent and Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however,  that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.             Indenture.

The Company issued the Notes under an Indenture dated as of December 21, 2009 (as may be amended or supplemented from time to time in accordance with terms thereof, the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured, subordinated obligations of the Company and are limited to an aggregate principal amount of not more than $115,000,000.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.             Repurchase By the Company at the Option of the Holder upon a Fundamental Change.

(a)           At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple of thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be repurchased plus accrued and unpaid interest (including Additional Interest), if any, to but excluding, the Fundamental Change Repurchase Date.  To exercise its repurchase right, a Holder must deliver, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, written notice to the Trustee of such Holder’s exercise of its repurchase right, together with the Notes with respect to which the right is being exercised.  Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to repurchase the Notes on a date specified by the Company that is no fewer than 20 Business Days and no more than 35 Business Days after the date the Fundamental Change Effective Date.

(b)           Holders have the right to withdraw any Fundamental Change Repurchase Notice delivered pursuant to Paragraph 5(a) above by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date.  If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent on the Fundamental Change Repurchase Date, interest will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Note.

6.             Conversion.

(a)           Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 10.01 of the Indenture), a Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal amount which is $1,000 or an integral multiple thereof, subject to Sections 10.01 and 10.03 of the Indenture, into, at the Company’s election, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, together with an amount of cash in lieu of fractional shares of Common Stock, if any, at the Conversion Rate on the Conversion Date.  The Conversion Rate shall initially equal 67.0799 shares of Common Stock per $1,000 and is subject to adjustment upon the occurrence of certain events described in the Indenture.

(b)           To surrender a Note for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below or as provided by the Conversion Agent (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Note to the Conversion Agent (if the Note is certificated); (3) furnish appropriate endorsements and transfer documents; (4) pay any transfer or similar tax, if required; and (5) pay funds equal to the interest payable on the next interest payment date, if required.  If a Holder holds a beneficial interest in a Global Note, such Holder must also comply with any procedure of DTC applicable to the conversion of a beneficial interest in such Global Note.

7.             Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

8.             Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding by the Company and the Trustee.   The Company

and the Trustee may also amend or supplement the Indenture or the Notes without the consent of any Holder so long as such changes, other than those in clause (2) below, do not materially and adversely affect the interests of the Holders: (1) to cure any ambiguity, omission, defect or inconsistency; (2) to provide for the assumption of the Company’s obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture; (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; (4) to provide any security for or guarantees of the Notes; (5) to comply with any requirement to effect or maintain the qualification of the Indenture under the TIA; (6) to add covenants that would benefit the Holders or to surrender any rights the Company has under the Indenture; (7) to add events of default with respect to the Notes; (8) to add circumstances under which the Company will pay additional interest on the Notes; (9) to make any change that does not adversely affect any outstanding Notes in any material respect; or (10) to conform the provisions of the Indenture or the Notes to the Description of Notes contained in the Offering Circular.

9.             Defaults and Remedies.

Each of the following is an Event of Default under the Indenture: (1) the Company fails to pay any interest (including any Additional Interest) or any Extension Fee on the Notes when it becomes due and payable, and such default continues for a period of 30 days; (2) the Company fails to pay all of or any part of the principal and any accrued and unpaid interest on the Notes when it becomes due and payable at the Maturity Date, upon acceleration,  upon a Fundamental Change Repurchase Date or otherwise (including the failure to make an offer to repurchase the Notes upon the occurrence of a Fundamental Change or to pay the Fundamental Change Repurchase Price, in each case as required in the Indenture); (3) the Company fails to provide a Fundamental Change Notice as required by Section 3.03 of the Indenture, a notice as required by Section 10.01(a)(iii) of the Indenture or a notice as required by Section 10.06(c) of the Indenture; (4) the Company defaults in its obligations under Article 10 of the Indenture to deliver the shares of Common Stock, Cash or a combination of Common Stock and Cash (including cash in lieu of fractional shares of Common Stock) as required to be delivered upon the conversion of any Notes under Article 10 of the Indenture; (5) the Company defaults in its observance or performance of any covenant or agreement in respect of the Notes contained in the Notes or in the Indenture for a period of 30 days after it receives written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding specifying such default and demanding that such default be remedied; (6) the Company or any of its Significant Subsidiaries defaults under any instrument or instruments evidencing indebtedness (other than the Notes) having an aggregate outstanding principal amount of $25,000,000 (or its equivalent in any other currency or currencies) or more that results in the acceleration of the maturity of such indebtedness unless such acceleration has been rescinded or annulled within 30 days after written notice of such acceleration has been received by the Company or such Significant Subsidiary; (7) one or more judgments in an aggregate amount in excess of $25,000,000 shall have been rendered against the Company or any of its Significant Subsidiaries remains or remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; (8) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; (D) makes a general assignment for the benefit of its creditors; or (E) takes any comparable action under any foreign laws relating to insolvency; or (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its or any of its Significant Subsidiaries’ property; (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or (D) grants any similar relief under any foreign laws, and in each such case the order or decree remains unstayed and in effect for 60 days.

The Indenture provides that if an Event of Default (other than an Event of Default specified in Sections 6.01(viii) or 6.01(ix) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest (including Additional Interest), if any, on the Notes to be due and payable immediately. If an Event of Default specified in Sections 6.01(viii) or 6.01(ix) of the Indenture occurs and is continuing with respect to the Company, the principal amount plus accrued and unpaid interest, if any, on the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee and the Company, and without notice to any other Holder, may rescind any declaration of acceleration if the rescission occurs before any judgment or decree has been obtained and if all existing Events of Default have been cured other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest), if any, that have become due solely as a result of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

10.           Subordination.

The Securities are unsecured obligations of the Company subordinated in right of payment to the Company’s existing and future Senior Debt and structurally subordinated in right of payment to all indebtedness and other liabilities of the Company’s subsidiaries.

11.           Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.           Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

13.           Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not The Trustee.

14.           Calculations in Respect of Notes.

The Company will be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of Common Stock, Daily VWAPs, Daily Conversion Amounts, any accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Notes.  The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.

15.           No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

16.           Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

17.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.           GOVERNING LAW.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.           CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.           Additional Interest; Extension Fee.

Holders shall be entitled to payments of Additional Interest or Extension Fees to the extent set forth in the Indenture.

In the event that the Company is required to pay Additional Interest or Extension Fees to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Extension Fee no later than three Business Days prior to the date on which any such Additional Interest or Extension Fee is scheduled to be paid.  Such notice shall set forth the amount of Additional Interest or Extension Fee to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Extension Fee is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Extension Fee owed, or with respect to the method employed in such calculation of the Additional Interest or Extension Fee.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type.  Requests may be made to:

Griffon Corporation

712 Fifth Avenue, 18th Floor

New York, New York 10019

Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Note into shares of the Common Stock of the Company, check the box ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE
Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

4.00 % Convertible Subordinated Notes due 2017

Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $                principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐ A transfer of the Surrendered Notes is made to the Company or any of its subsidiaries; or

☐ The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐ The transferee is an Affiliate of the Company.

Date:

By:

B-1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

B-2

EXHIBIT C

RESTRICTED STOCK LEGEND

Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)           PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)           UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST SIX MONTHS AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 4.00% CONVERTIBLE SUBORDINATED NOTES DUE 2017; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1